Exhibit 10.17

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

RAILCAR USAGE AGREEMENT

THIS RAILCAR USAGE AGREEMENT (“Agreement”) is made as of this 15th day of September, 2014, by and between Smart Sand, Inc., having an address of 1010 Stony Hill Rd, Ste 175, Yardley, PA 19067 (“Smart Sand”); and US Well Services LLC., having an address of 770 South Post Oak Lane, Ste 405, Houston, TX 77056 (“Borrower”).

BACKGROUND

A. Smart Sand has agreed to sell to Borrower frac sand pursuant to a Master Product Purchase Agreement, dated May 8, 2014 (the “PPA”) (all capitalized terms contained herein that are not defined shall have the meanings ascribed to such terms in the PPA), which frac sand shall be shipped from Smart Sand’s facility via railcar.

B. The parties hereby desire to set forth the terms and conditions of Borrowers usage of Smart Sand’s railcars.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Railcar Usage. Smart Sand and Borrower hereby agree as follows:

A. Borrower may, upon receiving the prior written consent of Smart Sand, use Smart Sand’s railcars solely for the purpose of shipping frac sand pursuant to the PPA from Smart Sand’s Oakdale, Wisconsin facility (the “Facility”). Borrower shall pay to Smart Sand a monthly fee of *** for each railcar set forth on Schedule A attached hereto, which schedule may be unilaterally amended from time to time by Smart Sand upon the delivery to Smart Sand of additional railcars, up to a maximum of *** railcars, provided, however, that if Smart Sand exercises the Option under the PPA, such maximum shall be automatically increased to *** railcars. If either party reasonably believes that additional railcars are required in excess of the maximum amounts set forth in the preceding sentence, the parties will negotiate in good faith to mutually agree upon a new maximum number of railcars, and the failure to agree on such new maximum number will not relieve Borrower of its obligations to purchase all amounts required to be purchased pursuant to the PPA. Once delivery has been completed, all borrowed railcars must be promptly returned to the Facility.

B. Borrower will preserve in good condition Smart Sand’s railcars and will not alter the structure of such railcars. The railcars shall be used exclusively within the continental United States and/or between Canada and the continental United States. All cross border fees/duty/taxes associated with usage of the railcars to and from Canada shall be borne by the Borrower. The Borrower shall return the borrowed cars empty and clean.

C. During the time while the railcars are borrowed, Borrower assumes the entire responsibility for the railcars and shall be responsible and liable to Smart Sand for any and all damage to or destruction of same, except for damage caused by normal wear and tear. Smart Sand shall not be liable for loss of or damage to the product or any part thereof that may be handled or stored in the borrowed railcars. Borrower assumes responsibility for, and indemnifies and holds Smart Sand harmless from, any such loss or damage or claim therefore, except where such loss or damage is caused solely by Smart Sand’s negligence. Borrower indemnifies and holds Smart Sand harmless from any liability resulting from injuries to persons or damage to property arising out of or in connection with the use of borrowed railcars except when caused solely by Smart Sand’s negligence.

2. Term. The term of this Agreement shall continue until the termination or expiration of the PPA. All borrowed railcars will be returned to the Facility, or another facility or location designated by Smart Sand, and all outstanding fees must be paid within *** of termination.

3. Relationship of Parties. Smart Sand and Borrower acknowledge and agree that their relationship is that of contracting parties and independent contractors only, and neither is the partner, employee, joint venturer or agent of the other.

4. Governing Law; Interpretation. This Agreement shall be interpreted and construed in accordance with the laws of Delaware and without regard to customary principles of interpretation and construction of legal instruments which construe ambiguities against the party causing an instrument to be drafted. For purposes of this Agreement, the neuter shall include the masculine and feminine, the masculine shall include the feminine, the feminine shall include the masculine, the singular shall include the plural, and the plural shall include the singular, as the context may require.

5. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

6. Amendment. Other than Schedule A attached hereto, which may be unilaterally amended by Smart Sand in accordance with in Section 1.A., this Agreement may only be amended by a written document executed by Smart Sand and Borrower.

[signature page follows]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement on the day and year first above written.

SMART SAND, INC.

By:	/s/ John Young
Name:	John Young
Title:	Vice President of Sales

US WELL SERVICES LLC

By:	/s/ Brian Stewart
Name:	Brian Stewart
Title:	CEO

Schedule A

Railcars

Rail Car#

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